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                                                                    Exhibit 21.1
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                  Subsidiaries of MedSource Technologies, Inc.

                                                                 Jurisdiction of
Subsidiary*                                                       Organization
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MedSource Technologies, LLC                                         Delaware
         A.P.X. Acquisition Corp.                                   Delaware
         Brimfield Precision, LLC                                   Delaware
         Hayden Precision Industries, LLC                           Delaware
         Kelco Acquisition LLC                                      Delaware
         MedSource Technologies Newton, Inc.                        Delaware
         MedSource Trenton, Inc.                                    Delaware
         The MicroSpring Company, LLC                               Delaware
         National Wire and Stamping, Inc.                           Colorado
         Portlyn, LLC                                               Delaware
         Tenax, LLC                                                 Delaware
         Texcel, Inc.                                             Massachusetts
         Thermat Acquisition Corp.                                  Delaware

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*        Subsidiaries of subsidiaries are indicated by indentation.